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Independent Auditors' Consent

    We consent to incorporation by reference in the registration statement (No. 333-11375) on Form S-8, registration statement (No. 333-35669) on Form S-8, registration statement (No. 333-47695) on Form S-8, registration statement (No. 333-65011) on Form S-3, registration statement (No. 333-52403) on Form S-3, registration statement (No. 333-4854-LA) on Form S-3 and registration statement (No. 333-45600) on Form S-8 of Maxim Pharmaceuticals, Inc. and subsidiaries (a development stage company) of our report dated November 22, 2000, relating to the consolidated balance sheets as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000, and for the period from inception (October 23, 1989) through September 30, 2000, which report appears in the September 30, 2000 annual report on Form 10-K of Maxim Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California
December 28, 2000

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Independent Auditors' Consent